WEISS JENSEN ELLIS & HOWARD
                                 2300 US Bancorp
                                111 SW Fifth Ave.
                               Portland, OR 97204



                                 March 22, 2001



First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

            Re:   First Investors Multi-State Insured Tax Free Fund
                  -------------------------------------------------

Ladies and Gentlemen:

      We hereby consent to the use of our named and the reference of our firm in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                Very truly yours,

                                WEISS, JENSEN, ELLIS & HOWARD,
                                A Professional Corporation

                                /s/ Weiss, Jensen, Ellis & Howard